Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Abivax SA of our report dated March 24, 2025 relating to the financial statements, which appears in Abivax SA’s Annual Report on Form 20-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Audit

Neuilly-Sur-Seine, France

July 23, 2025

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